EXHIBIT 31.2

I, John P. Jordan, certify that:

I have reviewed this Quarterly Report on Form 10-Q/A of Photronics, Inc.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JOHN P. JORDAN
John P. Jordan
Senior Vice President
Chief Financial Officer
(Principal Accounting Officer/
Principal Financial Officer)
December 19, 2017